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                                                                    EXHIBIT 10.8

                          SPECIAL TERMINATION AGREEMENT

      This Special Termination Agreement is made this 20th day of August, 2004 by and between Chart Bank, a Cooperative Bank, with its headquarters located in Waltham, Massachusetts (the "Bank"), and Alfred J. Odoardi (the "Executive"), an individual presently employed as an officer of the Bank.

      1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Bank and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Bank, the Bank is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

      2. Change in Control. A "Change in Control" shall be deemed to have occurred in any one of the following events:

            (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Bank, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Bank, any of its direct or indirect subsidiaries or any stockholder who, as of the date hereof, owns any outstanding shares of stock of the Bank), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Bank representing 50% or more of the combined voting power of the Bank's then outstanding securities having the right to vote in an election of the Bank's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Bank); or

            (b) persons who, as of the date hereof, constitute the Bank's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Bank subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

            (c) consummation of a merger or consolidation of the Bank with any other corporation or other entity, other than (1) a merger or a consolidation which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Bank (or similar transaction) in

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which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Bank's then outstanding securities; or

            (d) the stockholders of the Bank approve a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets.

      Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (a), solely as a result of an acquisition of securities by the Bank which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in the preceding clause shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the
Bank) and immediately thereafter beneficially owns 50% or more of the outstanding Voting Securities, then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (a).

      3. Terminating Event. A "Terminating Event" shall mean termination by the Bank of the employment of the Executive with the Bank for any reason other than
(a) death, (b) disability, or (c) Cause.

Only the following shall constitute "Cause" for such termination.

                  (i) dishonest statements or acts of the Executive with respect to the Bank or successor institution;

                  (ii) the commission by or indictment of the Executive for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

                  (iii) failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, other than as a result of sickness, accident, disability or similar cause beyond the control of the Executive, which failure continues, in the reasonable judgment of the Board of Directors, after written notice given to the Executive by the Board of Directors;

                  (iv) gross negligence, willful misconduct or insubordination of the Executive with respect to the Employer or any successor institution; or

                  (v) material breach by the Executive of any of the Executive's obligations under this Agreement.

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      4. Termination Benefits. Subject to the provisions of Section 5 below, in the event that a Terminating Event occurs after a Change in Control, the Bank shall provide to the Executive the following termination benefits ("Termination Benefits"):

            (a) continuation of the Executive's base salary at the rate in effect immediately before the Change in Control or immediately before the Terminating Event, whichever is higher, for a period of eighteen (18) months from the date of the Terminating Event;

            (b) Continuation of medical benefits at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of such Terminating Event, for a period of eighteen (18) months; and

            (c) full vesting of all unexercisable stock options held by the Executive on the date of the Terminating Event.

      5. Limitation on Termination Benefits.

            (a) It is the intention of the Executive and of the Bank that no payments by the Bank to or for the benefit of the Executive under this Agreement and/or any other agreement or plan pursuant to which the Executive is entitled to receive payments or benefits shall be non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Bank in the aggregate, such payments shall be reduced to the maximum amount which can be deducted by the Bank. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Bank with interest thereon at the applicable Federal Rate determined under
Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Bank by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within 45 days after the Bank has sent him written notice of the need for such reduction, the Bank may determine the method of such reduction in its sole discretion.

            (b) If any dispute between the Bank and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Bank and the Executive, either the Bank or the Executive after giving three days' written notice to the other, may refer the dispute to a firm of independent certified public accountants selected jointly by the Bank and the Executive. The determination of such firm as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Bank and the Executive. The Bank shall bear the costs of any such determination.

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      6. Unauthorized Disclosure.

            (a) Confidential Information. The Executive acknowledges that in the course of his employment with the Bank (and, if applicable, its predecessors), he has been allowed to become, and will continue to be allowed to become, acquainted with the Bank's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Bank's and its affiliates' and predecessors' operations, business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively the "Confidential Information") concerning the Bank's and its affiliates' and predecessors' business. The Bank agrees to provide on an ongoing basis such Confidential Information as the Bank deems necessary or desirable to aid the Executive in the performance of his duties. The Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Bank except to the extent that
(i) the Executive deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Bank; (ii) the Executive is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information, provided that in such case, the Executive shall promptly inform the Bank of such event, shall cooperate with the Bank in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order; (iii) such Confidential Information becomes generally known to and available for use in the Bank's industry (the "Banking Industry"), other than as a result of any action or inaction by the Executive; or (iv) such information has been rightfully received by a member of the Banking Industry or has been published in a form generally available to the Banking Industry prior to the date the Executive proposes to disclose or use such information. The Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Bank. At such time as the Executive shall cease to be employed by the Bank, he will immediately turn over to the Bank all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with the Bank.

            (b) Heirs, successors, and legal representatives. The foregoing provisions of this Section 6 shall be binding upon the Executive's heirs, successors, and legal representatives. The provisions of this Section 6 shall survive the termination of this Agreement for any reason.

      7. Covenant Not to Compete. In consideration for the benefits provided under the terms of this Agreement and as a means to aid in the performance and enforcement of the terms of the provisions of Section 6 hereof, the Executive agrees that:

            (a) during the term of the Executive's employment with the Bank and for a period of eighteen (18) months thereafter, regardless of the reason for termination of employment, the Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is engaged in a business that is competitive with any of the Bank's products which are produced by the Bank or any affiliate of the Bank as of the date of the Executive's termination of employment with the Bank, in any area or territory

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in which the Bank or any affiliate of the Bank conducts operations; provided, however, that the foregoing shall not prohibit the Executive from owning up to one percent (1%) of the outstanding stock of a publicly held company engaged in the banking industry; and

            (b) during the term of the Executive's employment with the Bank and for a period of eighteen (18) months thereafter, regardless of the reason for termination of employment, the Executive will not directly or indirectly solicit or induce any present or future employee of the Bank or any affiliate of the Bank to accept employment with the Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which the Executive may be associated, and the Executive will not employ or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which the Executive may be associated to employ any present or future employee of the Bank without providing the Bank with ten (10) days' prior written notice of such proposed employment.

      Should the Executive violate any of the provisions of this Section 7, then in addition to all other rights and remedies available to the Bank at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which the Executive began such violation until he permanently ceases such violation.

      8. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided. During the course of his employment with the Bank, the Executive shall be entitled to receive a monthly car allowance of $500.00.

      9. Term. This Agreement shall take effect on the day first above written, and shall terminate upon the earlier of (a) the termination by the Bank of the employment of the Executive after a Change in Control because of death, disability or Cause, or (b) the resignation or termination of the Executive for any reason.

      10. Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

      11. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitations, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties, or in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this
Section 11. In the event that it shall be necessary or desirable for the

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Executive to retain legal counsel and/or incur other costs and expenses in connection with the Executive's pursuit of any claims under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the pursuit of said claims (including the Executive's enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This arbitration provision shall not be used for matters of the type referred to in Section 5(b), except to settle the selection of the accounting firm described in said section in the event that the Bank and the Executive cannot agree on the selection.

      12. Assignment; Successors and Assigns, etc. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Bank may assign its rights and obligations under this Agreement without the consent of the Executive in the event the Bank shall hereafter effect a reorganization, consolidate with or merge into any other person or entity, or transfer all or substantially all of its properties or assets to any other entity or person. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due to the Executive under this Agreement, the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Bank prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).

      13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main offices attention of the Secretary.

      16. Entire Agreement. This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

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      17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Bank.

      18. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 11 of this Agreement, the parties hereby consent to the jurisdiction of any court of competent jurisdiction in Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

      19. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive as of the date first above written.

                                               CHART BANK, A COOPERATIVE BANK

                                               By: _____________________________
                                               Title:

                                               EXECUTIVE

                                               _________________________________
                                               Alfred J. Odoardi

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